Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-204616 on Form F-3 and No. 333-203139 on Form S-8 of our report dated June 22, 2015 related to the combined financial statements of GAS-nineteen Ltd., GAS-twenty Ltd. and GAS-twenty one Ltd. as of December 31, 2014 and for the period from April 4, 2014 (date of inception) to December 31, 2014, appearing in this Form 6-K of GasLog Partners LP dated June 22, 2015.

/s/ Deloitte LLP

London, United Kingdom

June 22, 2015